UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2020

GBT TECHNOLOGIES INC.

(Exact name of small business issuer as specified in its charter)

Nevada	000-54530	27-0603137
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

2500 Broadway, Suite F-125, Santa Monica, CA 90404

(Address of principal executive offices) (Zip code)

Registrant’s telephone number including area code: 424-238-4589

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable.

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Item 8.01	Other Events

The Board of Directors of GBT Technologies Inc. (the “Company”) approved a reverse stock split of all of the Company’s Common Stock, pursuant to which every 50 shares of Common Stock of the Company shall be reverse split, reconstituted and converted into one (1) share of Common Stock of the Company (the “Reverse Stock Split”).

To effectuate the Reverse Stock Split, the Company filed on April 21, 2020 a Certificate of Change Pursuant to Nevada Revised Statutes (“NRS”) Section 78.209 (the “Certificate of Change”) with the Secretary of State of the State of Nevada subject to FINRA approval.  The Reverse Stock Split will not alter any existing shareholder’s percentage interest in the Company’s equity, except to the extent that the Reverse Stock Split results in any of the Company’s existing shareholders owning a fractional share. No fractional shares shall be issued. In lieu of issuing fractional shares, the Company will issue to any shareholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Split an additional full share of its common stock. Under Nevada law, because the Reverse Stock Split was approved by the Board of Directors of the Company in accordance with NRS Sections 78.207 and 78.209, no stockholder approval was required.

The Company submitted an Issuer Company Related Action Notification regarding the Reverse Stock Split to FINRA on April 14, 2020.   On June 8, 2020, FINRA advised the Company that such request is deficient due to the fact that a holder of an outstanding convertible note of the Company had entered into two settlements with the Securities and Exchange Commission that related to securities laws violations but were in no way related to the Company. As a result, FINRA advised that it is necessary for the protection of investors, the public interest, and to maintain fair and orderly markets that documentation related to the Reverse Stock Split not be processed.

The Company appealed the decision made by FINRA. On August 4, 2020 Finra’s Uniform Practice Code Committee affirmed the prior decision. As such, the Company will not proceed with the Reverse Stock Split at this time.  In the event the holder is to no longer hold the convertible note, the Company intends to again pursue the Reverse Stock Split.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GBT TECHNOLOGIES INC.

By:/s/ Mansour Khatib

-----------------------------------------

Name: Mansour Khatib

Title: Chief Executive Officer

Date: August 5, 2020

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